Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (No. 333‑201737) on Form S‑8 of Medtronic plc of our report dated October 25, 2022, relating to the financial statement of The Medtronic Puerto Rico Employees' Savings and Investment Plan, which appears in this Annual Report on Form 11‑K of The Medtronic Puerto Rico Employees Savings and Investment Plan for the year ended April 30, 2023.

/s/ BAKER TILLY US, LLP

Minneapolis, Minnesota
October 27, 2023